UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2016

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 West 57th Street New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 765-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 2, 2016, International Flavors & Fragrances Inc. (the “Company”) held its Annual Meeting of Shareholders. At the Annual Meeting, (i) eleven individuals were elected to serve as directors of the Company; (ii) the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016 was ratified; and (iii) the compensation of the Company’s named executive officers was approved in an advisory vote. Each of these proposals is described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 17, 2016 (the “Proxy Statement”). The final results for the votes regarding each proposal are set forth below.

The directors elected to the Company’s Board for terms expiring at the Annual Meeting in 2017, as well as the number of votes cast for, votes cast against, votes abstained and broker non-votes with respect to each of these individuals are set forth below:

	For	Against	Abstain	Broker Non-Votes
Marcello V. Bottoli	60,280,722	105,766	22,370	3,635,657
Dr. Linda Buck	60,331,977	54,583	22,298	3,635,657
Michael L. Ducker	60,137,351	249,219	22,288	3,635,657
David R. Epstein	60,256,240	130,845	21,773	3,635,657
Roger W. Ferguson, Jr.	59,441,986	943,701	23,171	3,635,657
John F. Ferraro	60,272,248	113,662	22,948	3,635,657
Andreas Fibig	56,865,786	2,053,232	1,489,840	3,635,657
Christina Gold	60,205,267	179,682	23,909	3,635,657
Henry W. Howell, Jr.	59,405,146	876,686	127,026	3,635,657
Katherine M. Hudson	60,219,332	166,734	22,792	3,635,657
Dale F. Morrison	60,165,048	218,279	25,531	3,635,657

The proposal to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016 received the following votes:

For	Against	Abstain	Broker Non-Votes
62,033,179	1,990,436	20,900	0

The advisory proposal to approve the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure, received the following votes:

For	Against	Abstain	Broker Non-Votes
55,739,885	4,502,136	166,837	3,635,657

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Nanci Prado
Name:	Nanci Prado
Title:	Deputy General Counsel

Date:	May 2, 2016